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                                                              Exhibit 3(i)(b)

                                STATE OF FLORIDA


                              DEPARTMENT OF STATE

I certify from the records of this office that BOZEMAN MEDIA GROUP, INC. is a corporation organized under the laws of the State of Florida, filed on June 20, 2000.

The document number of this corporation is P00000059825.

I further certify that said corporation filed an application for reinstatement on July 15, 2002, and that the certificate of administrative dissolution has been cancelled, and its status is active.


                                        Given  under  my  hand  and  the
                                        Great  Seal  of  the  State  of  Florida
                                        at  Tallahassee  the  Capitol,  this the
                                        Fifteenth  day  of  July,  2002


                                          /s/ KATHERINE HARRIS
                                              KATHERINE HARRIS

                                        Secretary  of  State


[SEAL]


                                      E-6


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